Exhibit 10.1

SUBSCRIPTION AGREEMENT

Cytori Therapeutics, Inc.

3020 Callan Road

San Diego, California 92121

Ladies and Gentlemen:

The undersigned (the “Investor”) hereby confirms and agrees with you as follows:

1.  This Subscription Agreement (this “Agreement”) is made as of the date set forth below between Cytori Therapeutics, Inc., a Delaware corporation (the “Company”), and the Investor.

2.  The Company has authorized the sale and issuance of (i) up to 4,048,584 shares (the “Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”), and (ii) warrants (the “Warrants”) to purchase up to 4,048,584 shares of Common Stock in the form attached hereto as Exhibit A (each such share, a “Warrant Share” and together with the Shares and the Warrants, the “Securities”). The purchase price for the Securities shall be $2.47 per unit (the “Purchase Price”), with each unit consisting of one (1) Share and one (1) Warrant (the “Offering”). The Offering and issuance of the Securities have been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Company’s Registration Statement on Form S-3 (No. 333-195846), including all amendments thereto, the exhibits and any schedules thereto, the documents otherwise deemed to be a part thereof or included therein by the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) and any registration statement relating to the Offering and filed pursuant to Rule 462(b) under the Rules and Regulations (collectively, the “Registration Statement”). The Investor acknowledges that the Company intends to enter into subscription agreements in substantially the same form as this Agreement with certain other investors.

3.  As of the Closing (as defined below) and subject to the terms and conditions hereof, the Company and the Investor agree that the Investor will purchase from the Company and the Company will issue and sell to the Investor such number of Shares and Warrants (the “Subscription”) as is set forth on the signature page hereto (the “Signature Page”). The Investor acknowledges that the Offering is not a firm commitment underwriting and that there is no minimum offering amount. Certificates representing the Shares purchased by the Investor will not be issued to the Investor; instead, such Shares will be credited to the Investor using customary procedures for book-entry transfer through the facilities of The Depository Trust Company (“DTC”). The Warrants will be issued by the Company, and delivered to the Investor, in physical form. This Offering will not clear directly through the Placement Agent (as defined below) acting in such capacity. Consequently, the Investor must instruct their individual broker how to settle the transaction.

4.  The completion of the purchase and sale of the Securities shall occur at a closing (the “Closing”) which, in accordance with Rule 15c6-1 promulgated under the Securities Exchange Act of 1934, as amended, shall occur no later than the third (3rd) Trading Day (as defined below) following the date set forth on the Signature Page (the “Closing Date”). At the Closing, (a) the Company shall cause its transfer agent to release to the Investor the number of Shares being purchased by the Investor, (b) the Company shall deliver to the Investor the Warrants being purchased by the Investor and (c) the aggregate purchase price for the Securities being purchased by the Investor (the “Subscription Amount”) will be delivered by or on behalf of the Investor to the Company in cash by wire transfer. In the event that the Company is unable to fulfill its obligations hereunder at Closing by the fifth (5th) Trading Day following the date set forth on the Signature Page, Investor shall have the right, but not the obligation, to terminate this Agreement and the Subscription hereunder. For purposes of this Agreement, “Trading Day” means any day on which the Common Stock is traded on the principal securities exchange or trading market on which the Common Stock is then traded (the “Exchange”); provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00 p.m., New York time).

5.  The Registration Statement filed by the Company with the Commission contains a prospectus (the “Base Prospectus”) and the Company will promptly file with the Commission a final prospectus supplement (the “Prospectus Supplement” and collectively with the Base Prospectus, the “Prospectus”) with respect to the Registration Statement in material conformity with the Securities Act, including Rule 424(b) thereunder. The Investor hereby consents to the receipt of the Company’s Prospectus in portable document format, or .pdf, via e-mail.

6.  The Company has entered into a Placement Agency Agreement (the “Placement Agreement”), dated May 29, 2014 with WBB Securities, LLC (the “Placement Agent”), which will act as the Company’s placement agent with respect to the Offering and receive a fee in connection with the sale of the Securities. The obligations of the Company to issue and sell the Securities to the Investor shall be subject to: (i) the receipt by the Company of the purchase price for the Shares and Warrants being purchased hereunder as set forth on the Signature Page and (ii) the accuracy of the representations and warranties made by the Investor and the fulfillment of those undertakings of the Investor to be fulfilled prior to the Closing Date.

7.  The Company hereby makes the following representations, warranties and covenants to the Investor:

(a) The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereunder have been duly authorized by all necessary action on the part of the Company. This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as may be limited by any bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity.

(b) The Securities are duly authorized and, when issued and paid for in accordance with this Agreement or the Warrant, as applicable (the “Transaction Documents”), will be duly and validly issued, fully paid and nonassessable, free and clear of all liens imposed by the Company. The Warrant Shares, when issued in accordance with the terms of the Warrants, will be validly issued, fully paid and nonassessable, free and clear of all liens imposed by the Company. The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable pursuant to this Agreement and the Warrants. The Company has prepared and filed the Registration Statement in material conformity with the requirements of the Securities Act, which became effective on May 22, 2014 (the “Effective Date”), and such amendments and supplements thereto as may have been required to the date of this Agreement. The Registration Statement is effective under the Securities Act and no stop order preventing or suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus has been issued by the Commission and no proceedings for that purpose have been instituted or, to the knowledge of the Company, are threatened by the Commission. The Company, if required by the rules and regulations of the Commission, shall file the Prospectus Supplement with the Commission pursuant to Rule 424(b). At the time the Registration Statement and any amendments thereto became effective, at the date of this Agreement and at the Closing Date, the Registration Statement and any amendments thereto conformed and will conform in all material respects to the requirements of the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus and any amendments or supplements thereto, at time the Prospectus or any amendment or supplement thereto was issued and at the Closing Date, conformed and will conform in all material respects to the requirements of the Securities Act and did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(c) The Company has not issued any capital stock since its most recently filed periodic report under the Exchange Act, other than pursuant to the exercise of employee stock options under the Company’s stock option plans, the issuance of shares of Common Stock to employees pursuant to the Company’s employee stock purchase plans and pursuant to the conversion and/or exercise of any securities convertible into, exercisable or exchangeable for, or otherwise representing the right to acquire shares of Common Stock (each, a “Common Stock Equivalent”) outstanding as of the date of the most recently filed SEC Report (as defined below). No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as otherwise disclosed in the SEC Reports (as defined below) or as a result of the purchase and sale of the Securities, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any of its consolidated subsidiaries (each a “Subsidiary”) is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents. The issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any person (other than to investors and the placement agent in this Offering) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in material compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder or the Board of Directors is required for the issuance and sale of the Securities. Except as otherwise disclosed in the SEC Reports, there are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

(d) Since the date of the latest audited financial statements included within any report or definitive proxy or information statements filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, 15(d) or any other provision of or under the Exchange Act (the “SEC Reports”), except as specifically disclosed in a subsequent SEC Report filed prior to the date hereof, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a material adverse effect, or any development that would reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the results of operations, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its Subsidiaries, considered as one entity (any such effect is called a “Material Adverse Effect”), (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to United States generally accepted accounting principles (“GAAP”) or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or affiliate, except pursuant to existing Company stock option plans. The Company does not have pending before the Commission any request for confidential treatment of information. Except for the issuance of the Securities contemplated by this Agreement or as set forth in the SEC Reports, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses, prospects, properties, operations, assets or financial condition that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least 1 Trading Day prior to the date that this representation is made.

(e) The Company shall (i) before the opening of trading on the Exchange on the next trading day after the date hereof, issue a press release, disclosing all material aspects of the transactions contemplated hereby and (ii) make such other filings and notices in the manner and time required by the Commission with respect to the transactions contemplated hereby. Upon the issuance of the press release described in the immediately preceding sentence, the Investor will not be in receipt of any material, non-public information provided to it by the Company, its officers or directors. The Company shall not identify the Investor by name in any press release or public filing, or otherwise publicly disclose the Investor’s name, without the Investor’s prior written consent, unless required by law or the rules and regulations of any self-regulatory organization or exchange to which the Company or its securities are subject.

(f) The making, execution and performance of this Agreement by the Company and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) the charter, bylaws or other organizational documents of the Company, as applicable, (ii) any law, order, rule, regulation, writ, injunction, judgment or decree of any court, administrative agency, regulatory body, government or governmental agency or body, domestic or foreign, having jurisdiction over the Company or its properties (including federal and state securities laws and regulations and the rules and regulations of the Nasdaq Global Market or other applicable Exchange) or (iii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, except for any conflict, breach, violation or default which is not reasonably likely to have a material adverse effect on the Company, its Subsidiaries or any property or asset of the Company or any of its Subsidiaries or the Company’s performance of its obligations hereunder or the consummation of the transactions contemplated hereby.

(g) Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company confirms that neither it nor, to the Company’s knowledge, any other person acting on its behalf, has provided any of the investors in this Offering or their agents or counsel with any information that it believes constitutes or might constitute material, non-public information which is not otherwise disclosed or incorporated by reference in the Prospectus Supplement. The Company acknowledges and agrees that no investor in this Offering makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 8 hereof.

(h) The Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations hereunder in accordance with the terms hereof, other than (i) as may be required under the Securities Act, (ii) any necessary qualification of the Securities under the securities or blue sky laws of the various jurisdictions in which the Securities are being offered by the Placement Agent and (iii) under the rules and regulations of the Financial Industry Regulatory Authority (“FINRA”). All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence will be obtained or effected on or prior to the Closing, and the Company and its Subsidiaries are unaware of any facts or circumstances which might prevent the Company from obtaining or effecting any of the registration, application or filings pursuant to the preceding sentence. The Company is not in violation of the requirements of the Nasdaq Global Market or other applicable Exchange and has no knowledge of any facts which would reasonably lead to delisting or suspension of the Common Stock in the foreseeable future.

(i) The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), compensation paid to the Company’s placement agent in connection with the placement of the Securities.

(j) If all or any portion of a Warrant is exercised at a time when there is an effective registration statement to cover the issuance or resale of the Warrant Shares or if the Warrant is exercised via cashless exercise, the Warrant Shares issued pursuant to any such exercise shall be issued free of all legends. If at any time following the date hereof the Registration Statement (or any subsequent registration statement registering the sale or resale of the Warrant Shares) is not effective or is not otherwise available for the sale or resale of the Warrant Shares, the Company shall immediately notify the holders of the Warrants in writing that such registration statement is not then effective and thereafter shall promptly notify such holders when the registration statement is effective again and available for the sale or resale of the Warrant Shares (it being understood and agreed that the foregoing shall not limit the ability of the Company to issue, or any Investor to sell, any of the Warrant Shares in compliance with applicable federal and state securities laws). The Company shall use best efforts to keep a registration statement (including the Registration Statement) registering the issuance or resale of the Warrant Shares effective during the term of the Warrants.

(k) From the date hereof until 90 days after the Closing Date, neither the Company nor any Subsidiary shall issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock Equivalents, except for any Excluded Issuance (as defined below); provided, however, that the Company will not issue any Common Stock under the Sales Agreement (as defined below) unless sales are made at price per share equal to or greater than 125% of the Purchase Price; provided, further, that as soon as the closing sale price of the Common Stock on the Exchange exceeds 125% of the Purchase Price after the date hereof, the Company may issue Common Stock under the Sales Agreement so long as sales are made at a price per share equal to or greater than 110% of the Purchase Price. From the date hereof and until the first anniversary of the date hereof, the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents (or a combination of units thereof) involving a Variable Rate Transaction, except for any Excluded Issuance (as defined below). For purposes of this Agreement, “Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock or (ii) enters into any agreement, including, but not limited to, an equity line of credit, whereby the Company may issue securities at a future determined price. Any Investor shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

(l) Participation in Subsequent Financings.

(i) Subject to the terms and conditions of the Section 7(l) and applicable securities laws, if at any time during the period beginning on the Closing and ending twelve (12) months thereafter, upon any financing by the Company of Common Stock or securities convertible into Common Stock (“New Securities”) in on or more related transactions (a “Subsequent Financing”), each investor in this Offering shall have the right to participate in any Subsequent Financing in up to an amount of the Subsequent Financing aggregating up to 50% of the Subsequent Financing for all investors in this Offering (the “Participation Maximum”) on the same terms, conditions and price provided for in the Subsequent Financing other than in connection with an Excluded Issuance. For purposes of this Agreement, an “Excluded Issuance” means any shares of Common Stock or Common Stock Equivalents issued in connection with or pursuant to (i) a strategic merger, acquisition, consolidation or purchase of substantially all of the securities or assets of a corporation or other entity, (ii)

strategic license agreements and other partnering arrangements so long as such issuances are not primarily for the purpose of raising capital, (iii) plans that have been approved by a majority of the stockholders and a majority of the independent members of the board of directors of the Company or in existence as such plans are constituted on the date of this Agreement, (iv) the exercise or exchange of or conversion of any securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, (v) the exercise of Warrants issued pursuant to this Agreement, (vi) sales under that certain Sales Agreement, dated May 12, 2014, by and between the Company and Cowen and Company LLC (the “Sales Agreement”), and (vii) any and all securities required to be assumed by the Company by the terms thereof as a result of any of the foregoing even if issued by a predecessor acquired in connection with a business combination, merger or share exchange.

(ii) At least five (5) Trading Days prior to the closing of any Subsequent Financing, the Company shall deliver to the Investor a written notice of its intention to effect a Subsequent Financing (“Pre-Notice”), which Pre-Notice shall ask such Investor if it wants to review the details of such financing (such additional notice, a “Subsequent Financing Notice”). Upon the request of the Investor, and only upon a request by such Investor, for a Subsequent Financing Notice, the Company shall promptly, but no later than one (1) Trading Day after such request, deliver a Subsequent Financing Notice to such Investor. The Subsequent Financing Notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder and the Person or Persons through or with whom such Subsequent Financing is proposed to be effected.

(iii) Any Investor desiring to participate in such Subsequent Financing must provide written notice to the Company by not later than 5:30 p.m. (New York City time) on the fifth (5th) Trading Day after the Investor has received the Pre-Notice that such Investor is willing to participate in the Subsequent Financing, the amount of such Investor’s participation, and representing and warranting that such Investor has such funds ready, willing, and available for investment on the terms set forth in the Subsequent Financing Notice. If the Company receives no such notice from the Investor as of such fifth (5th) Trading Day, such Investor shall be deemed to have notified the Company that it does not elect to participate.

(iv) If by 5:30 p.m. (New York City time) on the fifth (5th) Trading Day after all of the investors in this Offering have received the Pre-Notice, notifications by the such investors of their willingness to participate in the Subsequent Financing (or to cause their designees to participate) is, in the aggregate, less than the total amount of the Participation Maximum, then the Company may effect the remaining portion of such Subsequent Financing on the terms and with the persons set forth in the Subsequent Financing Notice.

(v) If by 5:30 p.m. (New York City time) on the fifth (5th) Trading Day after all of the investors in this Offering have received the Pre-Notice, the Company receives responses to a Subsequent Financing Notice from such investors seeking to purchase more than the aggregate amount of the Participation Maximum, each such investor shall have the right to purchase its Pro Rata Portion (as defined below) of the Participation Maximum. For purposes of this Agreement, “Pro Rata Portion” means the ratio of (x) the Subscription Amount of Securities purchased on the Closing Date by an investor participating in this Offering and (y) the sum of the aggregate Subscription Amounts of Securities purchased on the Closing Date by all investors participating in this Offering.

(vi) Notwithstanding the foregoing, this Section 7(l) shall not apply in respect of an Excluded Issuance.

(m) Until the earliest of the time that (i) no Warrants are outstanding or (ii) the Warrants have expired, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act even if the Company is not then subject to the reporting requirements of the Exchange Act.

8.  The Investor hereby makes the following representations, warranties and covenants to the Company:

(a) The Investor represents that (i) it has received or had full access to the Base Prospectus as well as the Company’s periodic reports and other information incorporated by reference therein, prior to or in connection with its receipt of this Agreement, (ii) it is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in securities representing an investment decision like that involved in the purchase of the Securities, and (iii) it does not have any agreement or understanding, directly or indirectly, with any person or entity to distribute any of the Securities.

(b) The Investor has the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Investor and the consummation by it of the transactions contemplated hereunder have been duly authorized by all necessary action on the part of the Investor. This Agreement has been executed by the Investor and, when delivered in accordance with the terms hereof, will constitute a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(c) The Investor understands that nothing in this Agreement or any other materials presented to the Investor in connection with the purchase and sale of the Securities constitutes legal, tax or investment advice. The Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Securities.

(d) The making, execution and performance of this Agreement by the Investor and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) the charter, bylaws or other organizational documents of such Investor, as applicable, or (ii) any law, order, rule, regulation, writ, injunction, judgment or decree of any court, administrative agency, regulatory body, government or governmental agency or body, domestic or foreign, having jurisdiction over such Investor or its properties, except for any conflict, breach, violation or default which is not reasonably likely to have a material adverse effect on such Investor’s performance of its obligations hereunder or the consummation of the transactions contemplated hereby.

(e) The Investor will maintain the confidentiality of all information acquired as a result of the transactions contemplated herein prior to the public disclosure of that information by the Company.

(f) Neither the Investor nor any Person acting on behalf of, or pursuant to any understanding with or based upon any information received from, the Investor has, directly or indirectly, engaged in any purchases or sales of the securities of the Company (including, without limitation, any Short Sales involving the Company’s securities) since the time that the Investor first discussed the transactions contemplated hereby with the Placement Agent or the Company. “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), whether or not against the box, and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers. The Investor covenants that neither it, nor any Person acting on behalf of, or pursuant to any understanding with or based upon any information received from, the Investor will engage in any purchases or sales of the securities of the Company (including Short Sales) prior to the time that the transactions contemplated by this Agreement are publicly disclosed or the transactions contemplated hereby are terminated.

(g) The Investor covenants that neither it nor any affiliate acting on its behalf or pursuant to any understanding with it will execute any purchases or sales, including Short Sales of any of the Company’s securities during the period commencing with the execution of this Agreement and ending at such time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 7(e). The Investor covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company pursuant to the initial press release as described in Section 7(e), the Investor will maintain the confidentiality of the existence and terms of this transaction. Notwithstanding the foregoing, in the case of an Investor that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Investor’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Investor’s assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement.

(h) The Investor represents that, except as set forth below, (i) it has had no position, office or other material relationship within the past three years with the Company or persons known to it to be affiliates of the Company, (ii) it is not a, and it has no direct or indirect association with any, FINRA member or an Associated Person (as such term is defined under the FINRA Membership and Registration Rules Section 1011) as of the date hereof, and (iii) neither it nor any group of investors (as identified in a public filing made with the Commission) of which it is a member, acquired, or obtained the right to acquire, 20% or more of the Common Stock (or securities convertible or exercisable for Common Stock) or the voting power of the Company on a post-transaction basis.     Exceptions:

(If no exceptions, write “none.” If left blank, response will be deemed to be “none.”)

(i) The Investor acknowledges that it has had the opportunity to review the Transaction Documents (including all exhibits and schedules thereto) and the SEC Reports and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of representatives of the Company and to receive answers form such representatives concerning the terms and conditions of the offering of the Shares and the Warrants and the merits and risks of investing in the Shares and the Warrants; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. The Investor acknowledges and agrees that neither the Placement Agent nor any affiliate of the Placement Agent has provided the investor with any information or advice with respect to the Shares and Warrants nor is such information or advice necessary or desired. Neither the Placement Agent nor any affiliate has made or makes any representation as to the Company or the quality of the Shares and Warrants. The Investor acknowledges that the Placement Agent and its affiliates may have acquired non-public information with respect to the Company which the Investor agrees need not be provided to it. In connection with the issuance of the Shares and Warrants, neither the Placement Agent nor any of its affiliates has acted as a financial advisor or fiduciary to the Investor.

9.  Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and the Investor herein will survive the execution of this Agreement, the delivery to the Investor of the Securities being purchased and the payment therefor.

10.  This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investor.

11.  The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

12.  In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby.

13.  This Agreement will be governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to the principles of conflicts of law that would require the application of the laws of any other jurisdiction.

14.  This Agreement may be executed in counterparts, each of which will constitute an original, but all of which, when taken together, will constitute but one instrument, and will become effective when counterparts have been signed by each party hereto and delivered to the other party, and such counterparts may be delivered electronically.

15.  The Investor acknowledges and agrees that such Investor’s receipt of the Company’s counterpart to this Agreement shall constitute written confirmation of the Company’s sale of Securities to such Investor.

16.  In the event that before the Closing the Placement Agreement is terminated by the Placement Agent pursuant to the terms thereof, this Agreement shall terminate without any further action on the part of the parties hereto.

17.  The Investor and the Company acknowledge that the Placement Agent is relying on their respective representations, warranties and covenants made herein as if made directly to the Placement Agent.

INVESTOR SIGNATURE PAGE

Number of Shares:

Number of Warrants:
(such number to be equal to 100% of the number of Shares being purchased by the Investor)

Purchase Price Per Unit:	$2.47

Aggregate Purchase Price:	$

Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

Dated as of: May 29, 2014

INVESTOR

By:

Print Name:

Title:

Name in which Securities are to be registered:

Mailing Address:

Facsimile Number:

Email Address:

Taxpayer Identification Number:

Manner of Settlement of the Shares: DWAC (The Shares will be sent from the Company’s transfer agent, ComputerShare Investor Services, LLC, by DWAC to your prime broker. You must contact your prime broker and ask them to initiate the DWAC or you will not receive the Shares. The Shares will only be released after the Company’s receipt of the funds.)

Name of DTC Participant (broker-dealer at which the account or accounts to be credited with the Shares are maintained)

DTC Participant Number

Name of Account at DTC Participant being credited with the Shares

Account Number at DTC Participant being credited with the Shares

Agreed and Accepted this 29th day of May, 2014:

CYTORI THERAPEUTICS, INC.

By:

Title:

Sales of the Securities purchased hereunder were made pursuant to a registration statement or in a transaction in which a final prospectus would have been required to have been delivered in the absence of Rule 172 promulgated under the Securities Act.

EXHIBIT A

FORM OF WARRANT